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                                                                    EXHIBIT 99.1



For Immediate Release                                 Contact: Marilyn R. Marks
                                                                 (770) 438-9595


                      DORSEY TRAILERS ANNOUNCES EXPECTATION
                      OF NO VALUE AVAILABLE TO STOCKHOLDERS


ATLANTA, GEORGIA, January 24, 2001 - As previously announced, Dorsey Trailers, Inc. (the "Company") filed a voluntary petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Court for the Middle District of Alabama, Montgomery, Alabama (Bankruptcy Case No. 00-6792-WRS). Chapter 11 allows the Company to remain debtor-in-possession of its assets and business while being subject to the supervision and orders of the Bankruptcy Court for certain transactions or actions. Pursuant to the Bankruptcy Code, the Company, as debtor and debtor-in-possession, will continue to manage and operate the assets and business, pending the confirmation of a plan of reorganization and subject to the supervision and orders of the Bankruptcy Court.

As previously announced, the Company has entered into an exclusive agreement with Equity Partners of Maryland ("EPI"), an enterprise specializing in turnarounds, sales and refinancings, and liquidations of financially troubled companies. Pursuant to the agreement, EPI shall assist the Company in refinancing or efforts to seek a joint venture partner, sell, lease or otherwise dispose of the Company's business as a going concern and/or some or all of the Company's interest in the assets of the debtor's estate. This exclusive agreement expires sixty days from its approval by the U.S. Bankruptcy Court.

Marilyn R. Marks, Chairman of the Board of Directors of the Company issued the following statement: "EPI has received numerous inquiries from interested parties and is assisting the Company in exploring all possibilities for a sale of part or all of its assets. Given the current market conditions of the truck trailer industry, we believe that it is extremely unlikely that the Company will be able to obtain the true market value of the assets. Accordingly, the proceeds of a sale of the Company's assets after payment of secured creditors and administrative claims would not be sufficient to satisfy the claims of the Company's unsecured creditors. As such, it is probable that there will be nothing available for distribution to the Company's stockholders."

Dorsey Trailers, Inc. was in the business of designing, manufacturing, and marketing one of the broadest lines of high quality, customized truck trailers through three plants located in Alabama, Georgia, and South Carolina.


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Certain statements in this press release and statements by the Company in reports to its stockholders and public filings, as well as, oral public statements by Company representatives may be deemed to be forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Any forward-looking statements included herein have been included based upon facts available to management as of the date of the statement. Any forward-looking statement is, however, inherently subject to the uncertainty of future events, whether economic, competitive or otherwise many of which are beyond the control of the Company, or which may involve determinations, which may be made by management in the future. There can, therefore be no assurances that the events or results described in such forward-looking statements will occur and actual events or results may vary materially from those included herein.

Without limitation, the following are some of the factors which may affect whether the events or results described in such forward-looking statements will occur: whether there is an approved plan of reorganization in which the Company continues as an ongoing operation, continued availability of credit from vendors, and continued use of cash collateral by lender. Readers should review and consider the various disclosures made by the Company in this press release and it reports to stockholders and reports filed with the Securities and Exchange Commission.